UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report:  November 14, 2005

NALCO HOLDING COMPANY

Delaware      001-32342   16-1701300
(State of Incorporation) (Commission File Number) (IRS Employer Identification Number)

1601 W. Diehl Rd., Naperville, IL 60563

630-305-1000

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

On November 10, 2005, the Board of Directors of Nalco Holding Company, approved a recommendation from its Compensation Committee to increase director compensation beginning in 2006 as follows: (a) annual retainer of $45,000, (b) equity compensation with target value of $65,000, (c) Audit Committee Chairman retainer of $10,500, (d) Committee Chairman (other than Audit Committee) retainer of $6,000 and (e) a meeting fee of $1,500. Cash compensation will be paid quarterly.

The Board of Directors further accepted a recommendation of the Nominating and Corporate Governance Committee to require directors to hold an amount of equity in Nalco Holding Company equal to three times the annual cash retainer amount, such equity ownership level to be reached within three years after joining the Board of Directors.

Attached is a copy of the executed Restricted Stock Unit Agreement for the 2005 grant to director Sanjeev Mehra, assigned to Goldman Sachs Group, Inc.

Item 9.01(c) Financial Statements, Pro Forma Financial Information and Exhibits

Exhibits

99.1	A copy of the executed Restricted Stock Unit Agreement for the 2005 grant to director Sanjeev Mehra, assigned to Goldman Sachs Group, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned.

NALCO HOLDING COMPANY

/s/ Stephen N. Landsman
Secretary

Date: November 14, 2005